UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 12, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 12, 2010, the Compensation Committee of Antigenics Inc.’s Board of Directors approved a revised initial stock option grant of 40,000 shares for any new directors. The Compensation Committee also approved a one-time grant of 15,000 shares to all current directors representing the difference between the prior initial stock option grant of 25,000 shares and the revised grant share amount, which shares will be granted on June 14, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 12, 2010, Antigenics’ stockholders voted as follows:

To elect the following nominees to the Board of Directors:

Nominee	Total Vote “FOR”	Total Vote “WITHHELD”
Brian Corvese	31,650,064	3,945,441
Timothy Rothwell	31,638,355	3,957,150
Timothy R. Wright	31,627,480	3,968,025

All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Mr. Brian Corvese, Mr. Timothy Rothwell and Mr. Timothy R. Wright were elected to the Board of Directors for terms of three years. In addition, the terms of office of the other members of the Board of Directors, Dr. Garo H. Armen, Mr. Tom Dechaene, Mr. John Hatsopoulos, Mr. Wadih Jordan, and Dr. Hyam I. Levitsky, continued after the meeting.

To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at the discretion of the Board of Directors:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”
53,674,843	9,794,700	303,130

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”
60,494,136	3,163,711	114,826

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: May 17, 2010	By:	/S/ GARO H. ARMEN
Garo H. Armen
Chief Executive Officer